UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 18, 2016

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated April 18, 2016, regarding its financial results for the period ended March 31, 2016, including consolidated financial statements for the period ended March 31, 2016, is Attachment I of this Form 8-K.  Attachment II is the slides for IBM’s Chief Financial Officer Martin Schroeter’s first quarter earnings presentation on April 18, 2016. Certain non-GAAP reconciliation and other information is included in Attachment I (press release) and Attachment II (slides). All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 18, 2016

	By:	/s/ Stanley J. Sutula III

Stanley J. Sutula III
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2016 FIRST-QUARTER EARNINGS

Transformation Progress Continues with Strong Growth in Strategic Imperatives

Highlights

•            Diluted EPS: Operating (non-GAAP) of $2.35; GAAP of $2.09

•            Revenue from continuing operations of $18.7 billion

•            Strategic imperatives revenue of $29.8 billion over the last 12 months represents 37 percent of IBM revenue

•            Cloud revenue of $10.8 billion over the last 12 months

•            For cloud delivered as a service, annual run rate of $5.4 billion in the quarter, up 46 percent adjusting for currency, up 42 percent as reported year to year

•            Free cash flow of $14.3 billion over last 12 months

•            Announced or closed 10 acquisitions during the quarter

•            Returned $2.2 billion to shareholders in the form of gross share repurchases and dividends

•            Maintains full-year operating (non-GAAP) EPS expectations of at least $13.50

•            Improves view of full-year free cash flow

ARMONK, N.Y., April 18, 2016 . . . IBM (NYSE: IBM) today announced first-quarter 2016 earnings results.

“We are pleased with the progress we have made helping our clients apply new cognitive solutions and hybrid cloud platforms,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “IBM has established itself as the industry leader in total cloud, analytics and cognitive, all of which helped drive our strategic imperatives revenue growth at a strong double-digit rate, substantially faster than the market.”

	FIRST - QUARTER 2016
					Gross Profit
	Diluted EPS		Net Income		Margin
Operating (Non-GAAP)	$2.35		$2.3	B	47.5%
Year/Year	-19%		-21%		-1.8	Pts

GAAP from Continuing Operations	$2.09		$2.0	B	46.5%
Year/Year	-14%		-17%		-1.8	Pts

			Strategic
REVENUE	Total IBM		Imperatives		Cloud
As reported (US$)	$18.7	B	$7.0	B	$2.6	B
Year/Year	-5%		14%		34%

Year/Year adjusting for currency	-2%		17%		36%

“In the first quarter, we invested $3.6 billion in acquisitions and capital expenditures, and returned $2.2 billion to shareholders through dividends and gross share repurchases,” said Martin Schroeter, IBM senior vice president and chief financial officer.  “We will continue to invest as we transform our operations, expanding our industry expertise and our cognitive and cloud capabilities.”

Strategic Imperatives

First-quarter revenues from the company’s strategic imperatives -— cloud, analytics and engagement -— increased 14 percent year to year (up 17 percent adjusting for currency).  Total cloud revenues (public, private and hybrid) for the quarter increased 34 percent (up 36 percent adjusting for currency).  Cloud revenue over the trailing 12 months was $10.8 billion.  The annual exit run rate for cloud delivered as a service — a subset of the total cloud revenue — increased to $5.4 billion from $3.8 billion in the first quarter of 2015.  Revenues from analytics increased 7 percent (up 9 percent adjusting for currency).  Revenues from mobile increased 88 percent (up 93 percent adjusting for currency) and from security increased 18 percent (up 20 percent adjusting for currency).

Full-Year 2016 Expectations

IBM continues to expect full-year 2016 operating (non-GAAP) diluted earnings per share of at least $13.50.  The company expects GAAP diluted earnings per share of at least $12.35.  The 2016 operating (non-GAAP) earnings expectation excludes $1.15 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.

IBM had previously expected a free cash flow realization of GAAP net income which implied a full-year free cash flow range of $11 billion to $12 billion.  The company now expects free cash flow to be at the high end of that range at the same base level of operating (non-GAAP) EPS.

Pre-Tax Income and Tax Rate

The decrease in the company’s pre-tax income was primarily the result of increased expenses for workforce transformation, real estate actions, and actions in Latin America, which totaled nearly $1.5 billion.

IBM’s tax rate for the first quarter includes a $1.0 billion refund of previously paid non-U.S. taxes, plus interest, for a total benefit of $1.2 billion.  This is the result of a long-standing tax matter which was resolved in the company’s favor in February and was disclosed in the 2015 IBM Annual Report.  The impact of the tax refund on the company’s first-quarter net income was largely equivalent on an after-tax basis to the expenses for workforce transformation, real estate actions, and actions in Latin America.

Cash Flow and Balance Sheet

The company generated free cash flow of $2.3 billion in the first quarter, excluding Global Financing receivables, up $1.2 billion year to year.  IBM returned $1.2 billion in dividends and $0.9 billion of gross share repurchases to shareholders.  At the end of March 2016, IBM had $4.7 billion remaining in the current share repurchase authorization.

IBM ended the first-quarter 2016 with $14.9 billion of cash on hand, an increase of $6.7 billion since year-end 2015.  Debt, including Global Financing debt of $26.8 billion, totaled $45.6 billion, compared with $39.9 billion at year-end 2015.  Core (non-global financing) debt totaled $18.8 billion, an increase of $6.1 billion since year-end 2015.  The balance sheet remains strong and is well positioned to support the business over the long term.

Segment Results

As announced in February during the company’s Investor Briefing, IBM has revised its financial reporting structure to reflect the transformation of the business and provide investors with increased visibility into the company’s operating model by disclosing additional information on its strategic imperatives revenue by segment.  Beginning with the first-quarter 2016, IBM’s business segments and results are:

•                  Cognitive Solutions (includes solutions software and transaction processing software) — revenues of $4.0 billion, down 1.7 percent, up 0.4 percent adjusting for currency.  Solutions software grew, led by security and analytics solutions, including strong growth in the Watson businesses.

•                  Global Business Services (includes consulting, global process services, application management) — revenues of $4.1 billion, down 4.3 percent, down 2.3 percent adjusting for currency.  Strategic imperatives revenue within the segment was up 19 percent (up 22 percent adjusting for currency) and generated nearly one-half of segment revenue.

•                  Technology Services and Cloud Platforms (includes infrastructure services, technical support services, integration software) — revenues of $8.4 billion, down 1.5 percent, up 1.9 percent adjusting for currency.  Growth of 41 percent (45 percent adjusting for currency) in strategic imperatives revenue within the segment was driven by hybrid cloud infrastructure engagements.

•                  Systems (includes systems hardware and operating systems software) — revenues of $1.7 billion, down 21.8 percent, down 20.6 percent adjusting for currency.  Revenue reflects z Systems product cycle dynamics; segment gross profit margins increased.

•                  Global Financing (includes financing and used equipment sales) — revenues of $410 million, down 11.2 percent, down 6.4 percent adjusting for currency.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•                  presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the first-quarter earnings materials.  These materials are available via a link on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/1q16.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Ian Colley, 914-434-3043
colley@us.ibm.com

John Bukovinsky, 732- 618-3531
jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended
	March 31,
	2016	2015*
REVENUE
Cognitive Solutions	$3,979	$4,047
Global Business Services	4,131	4,318
Technology Services & Cloud Platforms	8,424	8,554
Systems	1,675	2,142
Global Financing	410	461
Other	66	67
TOTAL REVENUE	18,684	19,590

GROSS PROFIT	8,686	9,452

GROSS PROFIT MARGIN
Cognitive Solutions	82.0%	84.5%
Global Business Services	25.8%	27.4%
Technology Services & Cloud Platforms	40.9%	42.1%
Systems	57.2%	54.8%
Global Financing	42.4%	49.6%

TOTAL GROSS PROFIT MARGIN	46.5%	48.2%

EXPENSE AND OTHER INCOME
S,G&A	6,012	5,362
R,D&E	1,458	1,298
Intellectual property and custom development income	(217)	(173)
Other (income) and expense	253	(143)
Interest expense	147	108
TOTAL EXPENSE AND OTHER INCOME	7,652	6,451

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,034	3,001
Pre-tax margin	5.5%	15.3%
Provision for / (Benefit) from income taxes	(983)	585
Effective tax rate	(95.1)%	19.5%

INCOME FROM CONTINUING OPERATIONS	$2,016	$2,415
DISCONTINUED OPERATIONS
Loss from discontinued operations, net of taxes	(3)	(88)
NET INCOME	$2,014	$2,328

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$2.09	$2.44
Discontinued Operations	$0.00	$(0.09)
TOTAL	$2.09	$2.35
Basic
Continuing Operations	$2.09	$2.45
Discontinued Operations	$0.00	$(0.09)
TOTAL	$2.09	$2.36
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	964.4	992.3
Basic	961.7	988.1

*Reclassified to conform with 2016 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	March 31,	December 31,
(Dollars in Millions)	2016	2015
ASSETS:

Current Assets:
Cash and cash equivalents	$14,354	$7,686
Marketable securities	515	508
Notes and accounts receivable - trade, net	8,527	8,333
Short-term financing receivables, net	16,646	19,020
Other accounts receivable, net	1,557	1,201
Inventory	1,690	1,551
Prepaid expenses and other current assets	4,334	4,205
Total Current Assets	47,623	42,504

Property, plant and equipment, net	10,910	10,727
Long-term financing receivables, net	9,266	10,013
Prepaid pension assets	2,332	1,734
Deferred taxes	4,809	4,822
Goodwill and intangibles, net	38,695	35,508
Investments and sundry assets	5,223	5,187
Total Assets	$118,856	$110,495

LIABILITIES:

Current Liabilities:
Taxes	$2,203	$2,847
Short-term debt	5,303	6,461
Accounts payable	5,302	6,028
Deferred income	12,609	11,021
Other liabilities	9,248	7,913
Total Current Liabilities	34,664	34,269

Long-term debt	40,254	33,428
Retirement related obligations	16,939	16,504
Deferred income	3,662	3,771
Other liabilities	8,264	8,099
Total Liabilities	103,784	96,071

EQUITY:

IBM Stockholders’ Equity:
Common stock	53,439	53,262
Retained earnings	146,888	146,124
Treasury stock — at cost	(156,404)	(155,518)
Accumulated other comprehensive income/(loss)	(28,998)	(29,607)
Total IBM stockholders’ equity	14,925	14,262

Noncontrolling interests	147	162
Total Equity	15,072	14,424
Total Liabilities and Equity	$118,856	$110,495

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended
	March 31
(Dollars in Millions)	2016	2015
Net Cash from Operating Activities per GAAP:	$5,645	$3,610

Less: the change in Global Financing (GF) Receivables	2,378	1,605

Net Cash from Operating Activities
(Excluding GF Receivables)	3,266	2,004

Capital Expenditures, Net	(971)	(923)

Free Cash Flow
(Excluding GF Receivables)	2,295	1,081

Acquisitions	(2,590)	(148)
Divestitures	47	19
Dividends	(1,250)	(1,088)
Share Repurchase	(939)	(1,165)
Non-GF Debt	5,871	361
Other (includes GF Receivables, and GF Debt)	3,239	1,266

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$6,674	$327

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST - QUARTER 2016
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$3,979	$4,131	$8,424	$1,675	$410
Internal	668	113	165	212	486
Total Segment Revenue	$4,647	$4,245	$8,589	$1,888	$896

Pre-tax Income / (Loss) from Continuing Operations	1,013	190	258	(10)	386

Pre-tax margin	21.8%	4.5%	3.0%	(0.5)%	43.1%

Change YTY Revenue - External	(1.7)%	(4.3)%	(1.5)%	(21.8)%	(11.2)%
Change YTY Revenue - External @constant currency	0.4%	(2.3)%	1.9%	(20.6)%	(6.4)%

	FIRST - QUARTER 2015*
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,047	$4,318	$8,554	$2,142	$461
Internal	635	131	166	173	586
Total Segment Revenue	$4,682	$4,449	$8,720	$2,314	$1,048

Pre-tax Income / (Loss) from Continuing Operations	1,528	588	1,131	261	515

Pre-tax margin	32.6%	13.2%	13.0%	11.3%	49.2%

* Reclassified to conform with 2016 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	FIRST - QUARTER 2016
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$8,686	$112		$79		$8,877
Gross Profit Margin	46.5%	0.6	Pts	0.4	Pts	47.5%
S,G&A	6,012	(67)		(55)		5,890
R,D&E	1,458	—		(9)		1,449
Other (Income) & Expense	253	(6)		—		247
Total Expense & Other (Income)	7,652	(73)		(63)		7,516
Pre-tax Income from Continuing Operations	1,034	185		142		1,361
Pre-tax Income Margin from Continuing Operations	5.5%	1.0	Pts	0.8	Pts	7.3%
Provision for / (Benefit) from Income Taxes***	(983)	47		27		(909)
Effective Tax Rate	(95.1)%	18.2	Pts	13.8	Pts	(66.8)%
Income from Continuing Operations	2,016	138		115		2,270
Income Margin from Continuing Operations	10.8%	0.7	Pts	0.6	Pts	12.1%
Diluted Earnings Per Share: Continuing Operations	$2.09	$0.14		$0.12		$2.35

	FIRST - QUARTER 2015
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$9,452	$91		$121		$9,664
Gross Profit Margin	48.2%	0.5	Pts	0.6	Pts	49.3%
S,G&A	5,362	(79)		(308)		4,975
R,D&E	1,298	—		(13)		1,285
Other (Income) & Expense	(143)	0		—		(143)
Total Expense & Other (Income)	6,451	(79)		(321)		6,051
Pre-tax Income from Continuing Operations	3,001	170		442		3,612
Pre-tax Income Margin from Continuing Operations	15.3%	0.9	Pts	2.3	Pts	18.4%
Provision for Income Taxes***	585	28		109		722
Effective Tax Rate	19.5%	-0.2	Pts	0.7	Pts	20.0%
Income from Continuing Operations	2,415	142		333		2,890
Income Margin from Continuing Operations	12.3%	0.7	Pts	1.7	Pts	14.8%
Diluted Earnings Per Share: Continuing Operations	$2.44	$0.14		$0.33		$2.91

*	Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.
**

Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***

Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

ATTACHMENT II

IBM1Q April 18, 2016 2016 Earnings ibm.com/investor

Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company’s filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earning presentation materials, certain non-GAAP information including “operating earnings” and other “operating” financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at: http://www.ibm.com/investor/events/earnings/1q16.html The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated April 18, 2016.

Overview 1Q16 $18.7B Revenue $2.35 Operating EPS $14.3B Free Cash Flow Last 12 Months Progress in transformation of business reflected in revenue dynamics - Strategic Imperatives represent 37% of IBM revenue over last 12 months Continuing to invest and partner to enhance cognitive solutions and cloud platform capabilities Actions to accelerate the transformation

Strategic Imperatives Last 12 Months 1Q16 $7B Revenue 17% Year/Year $30B Revenue 37% IBM Revenue 1Q16 Transformation Progress • Acquisitions enhance existing capabilities in cloud video services, cloud consulting and digital experience Key partnerships to accelerate adoption of enterprise hybrid clouds Expanding Watson ecosystem and reach Enhanced Watson Health platform with acquisition of Truven (announced) • • • Revenue growth rates @CC, $ in billions Overlap in Strategic Imperatives primarily reflects solutions delivered via cloud 1Q16 Yr/Yr Analytics $4.2 9% Cloud $2.6 36% aaS-exit annual run rate $5.4 46% Mobile $0.8 93% Security $0.4 20% Social $0.2 (1%)

Key Financial Metrics B/(W) Last 12 P&L Ratios (Operating) • Gross margin reflects higher level of investments and mix within segments Expense and pre-tax income also reflects charges for actions to accelerate the transformation Tax includes benefit from resolution of tax case • • Revenue growth rates @CC, $ in billions except for EPS GP Margin 47.5% (1.8 pts) Expense E/R 40.2% (9.3 pts) PTI Margin 7.3% (11.2 pts) Tax Rate (66.8%) 86.8 pts NI Margin 12.1% (2.6 pts) Cash Highlights 1Q16 Months Free Cash Flow (excl. GF Receivables) $2.3 $14.3 Share Repurchase (Gross) $0.9 $4.4 Dividends $1.2 $5.1 Cash Balance @ March 31 $14.9 P&L Highlights 1Q16 Yr/Yr Revenue $18.7 (2%) Expense $7.5 (24%) PTI - Operating $1.4 (62%) NI - Operating $2.3 (21%) EPS – Operating $2.35 (19%)

Current Segment Structure • • IBM emerging as a cognitive solutions and cloud platform company Segment structure reflects management system -Introduced at IBM’s investor briefing in February 2016 -Historical financial information provided in March 2016 Cognitive Solutions & Industry Services Cognitive Solutions Global Business Services Technology Services & Cloud Platforms Systems Global Financing • Solutions Software • Transaction Processing Software • Consulting • Global Process Services • Application Management • Infrastructure Services • Technical Support Services • Integration Software • Systems Hardware • Operating Systems Software • Financing • Used Sales

Cognitive Solutions Segment Segment Revenue Elements Solutions Software 3% Yr/Yr Transaction Processing Software (5%) Yr/Yr Highlights • Solutions software growth led by security and analytics including Watson solutions Enhancing security capabilities by ramping security experts and acquisition of Resilient Continuing to build higher value solutions; announced addition of Truven to Watson Health platform • • Revenue growth rates @CC, $ in billions *includes impact of 1Q16 charges: ($230M) PTI, (5.0 pts) PTI margin Strategic Imperatives Revenue within Cognitive Solutions 1Q16 Yr/Yr Strategic Imperatives $2.5 4% Cloud $0.4 34% as-a-Service exit run rate $1.2 Segment Results 1Q16 Yr/Yr Revenue (External) $4.0 Flat Gross Margin (External) 82.0% (2.5 pts) PTI * $1.0 (34%) PTI Margin * 21.8% (10.8 pts)

Global Business Services Segment Segment Revenue Elements Consulting (4%) Yr/Yr Application Management (1%) Yr/Yr Global Process Services (1%) Yr/Yr Highlights • Engineering shift to strategic imperatives with growth across cloud, analytics, mobility, and security practices Expanded digital design capabilities with 3 acquisitions to join IBM Interactive Experience, the largest global digital agency Announced the acquisition of Bluewolf • • Revenue growth rates @CC, $ in billions * includes impact of 1Q16 charges: ($330M) PTI, (7.7 pts) PTI margin Strategic Imperatives Revenue within Global Business Services 1Q16 Yr/Yr Strategic Imperatives $2.0 22% Cloud $0.6 55% as-a-Service exit run rate $0.5 Segment Results 1Q16 Yr/Yr Revenue (External) $4.1 (2%) Gross Margin (External) 25.8% (1.6 pts) PTI * $0.2 (68%) PTI Margin * 4.5% (8.7 pts)

Technology Services and Cloud Platforms Segment

9

Segment Results	1Q16	Yr/Yr
Revenue (External)	$8.4	2%
Gross Margin (External)	40.9%	(1.1 pts)
PTI *	$0.3	(77%)
PTI Margin *	3.0%	(10.0 pts)

Segment Revenue Elements


Infrastructure Services
+4% Yr/Yr
Integration Software
(2%) Yr/Yr
Technical Support Services
(1%) Yr/Yr

Strategic Imperatives Revenue within Technology Svcs & Cloud Platforms	1Q16	Yr/Yr
Strategic Imperatives	$1.8	45%
Cloud	$1.2	50%
as-a-Service exit run rate	$3.7	

Highlights

- Growth in infrastructure services; shifting from systems integration to services integration, driven by move to hybrid cloud
- Continued momentum in SoftLayer with strong double-digit growth
- Cloud-enabled 100% of relevant IBM software and announced key partnerships with VMware, GitHub

Revenue growth rates @CC, $ in billions
*includes impact of 1Q16 charges: ($700M) PTI, (8.1 pts) PTI margin

Systems Segment

10

Segment Results	1Q16	Yr/Yr
Revenue (External)	$1.7	(21%)
Gross Margin (External)	57.2%	2.4 pts
PTI *	$0.0	n/m
PTI Margin *	-0.5%	(11.8 pts)

Highlights

- zSystems performance reflects product cycle
- Linux on Power ~10% of the total Power revenue
- Continue to see momentum in Open Power foundation
- Margin expansion across all hardware platforms

Segment Revenue Elements


Operating Systems Software
(7%) Yr/Yr
Systems Hardware
(25)% Yr/Yr

Strategic Imperatives Revenue within Systems	1Q16	Yr/Yr
Strategic Imperatives	$0.7	(5%)
Cloud	$0.5	2%

Revenue growth rates @CC, $ in billions
*includes impact of 1Q16 charges: ($130M) PTI, (6.9 pts) PTI margin

Cash Flow and Balance Sheet Highlights • Free Cash Flow up yr/yr; includes cash received from tax refund Free Cash Flow realization of 110% on a trailing twelve month basis Acquired 6 companies in the quarter • Higher cash and debt levels driven by timing of debt issuances • • $ in billions *Excludes Global Financing receivables; **Prior year reclassified for the adoption of the FASB guidance (Debt issuance cost) Balance Sheet Mar 16 Dec 15 **Mar 15 Cash & Marketable Securities $14.9 $8.2$8.8 Total Debt $45.6 $39.9$38.7 Global Financing Debt $26.8 $27.2$26.2 Global Financing Leverage 7.3 7.37.0 Non-GF Debt $18.8 $12.7$12.5 Non-GF Debt/Capital 62% 54%59% Last 12 Months Cash Flow 1Q16 Yr/Yr Net Cash from Operations* $3.3 $1.3 $18.1 Free Cash Flow* Selected Uses of Cash $2.3 $1.2 $14.3 Net Capital Expenditures $1.0 $3.8 Acquisitions $2.6 $5.8 Dividends/Share Repurchase $2.2 $9.4

12

1Q 2016 Significant Items

	EPS	Pre-Tax Income				
			% Realized			
Period contribution	1Q16	2Q-4Q16	2Q16	3Q16	4Q16	Annualized
Workforce Transformation	($0.84)	>$500M	~10%	~30-35%	~55-60%	~$2B
Real Estate	($0.28)	~$0	←	Minimal savings	→	<$50M
Latin America Actions	($0.11)	←		Reduced exposure		→
Tax Discretes	+$1.21					

- Transformation requires skills shift; actions free up spending to invest in strategic imperatives
- Reflected in full year 2016 EPS and free cash flow expectations

Summary • Continued progress in transformation of business - - - Strong growth in strategic imperatives revenue Added to capabilities – organic, acquisitions, partnerships Significant actions to accelerate transformation • Profit dynamics reflect higher levels of investment and impact of actions • Continue to expect at least $13.50 of operating earnings per share for 2016 -Improved view of free cash flow

[LOGO]

Supplemental Materials • • • • • • • • • • • Key Financial Metrics – 1Q 2016 Significant Items Currency – Impact on Revenue Growth Geographic Revenue Segment Revenue & Gross Profit Margin Additional Revenue & Backlog Information Expense Summary Global Financing Portfolio Balance Sheet Summary Cash Flow Summary Cash Flow (ASC 230) Non-GAAP Supplemental Materials Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

Key Financial Metrics – 1Q 2016 Significant Impact of charges/benefit B/(W) Items 1Q16 Yr/Yr 1Q16 P&L Highlights Revenue $18.7 (2%) Expense $7.5 (24%) $1.4 PTI - Operating $1.4 (62%) ($1.5) NI - Operating $2.3 (21%) $0.0 EPS – Operating $2.35 (19%) ($0.01) P&L Ratios (Operating) GP Margin 47.5% (1.8 pts) (0.1 pts) Expense E/R 40.2% (9.3 pts) 7.6 pts PTI Margin 7.3% (11.2 pts) (7.8 pts) Tax Rate (66.8%) 86.8 pts (85.8 pts) NI Margin 12.1% (2.6 pts) (0.1 pts) Revenue growth rates @CC, $ in billions except for EPS Supplemental Materials

Currency – Impact on Revenue Growth (US$B) Yr/Yr Revenue As Reported $18.7 (5%) Currency Impact (0.5) (2.6 pts) Revenue @ CC (2%) Supplemental Materials Quarterly Averages per US $1Q16Yr/Yr 4/15/16 Spot Yr/Yr @ 4/15/16 Spot 2Q163Q164Q16FY16 Euro0.91(2%) 0.89 2%2%3%1% Pound0.70(6%) 0.71 (8%)(9%)(7%)(7%) Yen1153% 109 10%11%10%9% IBM Revenue Impact(2.6 pts) -1 to 0 pts1 pts1 to 2 pts0 pts

Geographic Revenue • Americas performance consistent with 4Q15, with sequential improvement in the US (-4%) offset by weakness in Brazil • EMEA reflects modest decline in Europe, strong performance in Middle East/Africa • Asia Pacific returned to growth led by improvement in AP growth markets and continued growth in Japan (+2%) • Total growth markets down 3% Revenue growth rates @CC, $ in billions Supplemental Materials Geography Revenue 1Q16 Yr/Yr Americas $8.7 (4%) Europe/ME/Africa $5.9 (1%) Asia Pacific $4.0 1%

Segment Revenue & Gross Profit Revenue growth rates @CC, $ in billions Supplemental Materials Segment Revenue & Profit Metrics Revenue Yr/Yr GP% GP Yr/Yr Cognitive Solutions $4.0 Flat 82.0% (2.5) pts Global Business Services $4.1 (2%) 25.8% (1.6) pts Cognitive Solutions & Industry Services $8.1 (1%) 53.4% (1.6) pts Technology Services & Cloud Platforms $8.4 2% 40.9% (1.1) pts Global Technology Services $7.4 2% 35.1% (0.9) pts Integration Software $1.0 (2%) 83.3% (1.5) pts Systems $1.7 (21%) 57.2% 2.4 pts Systems Hardware $1.2 (25%) 46.4% 1.7 pts Operating Systems Software $0.4 (7%) 87.8% (1.9) pts Global Financing $0.4 (6%) 42.4% (7.1) pts

Additional Revenue & Backlog Information z Systems (42%) Power (14%) Storage (6%) Currency Impact Year to Year $1 Currency Impact Qtr to Qtr $3 Growth rates @CC, $ in billions, Actual backlog calculated using March 31 currency spot rates *Total Software = Cognitive Solutions + Integration Software + Operating Systems Software **Prior year reclassified to reflect current segment structure. Supplemental Materials Hardware Revenue $1.2 (25%) 1Q16 Yr/Yr Services Revenue Global Technology Services $7.4 2% Infrastructure Services $5.6 4% Technical Support Services $1.8 (1%) Global Business Services $4.1 (2%) Consulting $1.8 (4%) Global Processing Services $0.3 (1%) Application Management $1.9 (1%) Signings** $8.0 (17%) Services Backlog $122 (1%) 1Q16 Yr/Yr Software Revenue* $5.4 (1%) Cognitive Solutions $4.0 Flat Solutions Software $2.7 3% Transaction Processing Software $1.3 (5%) Integration Software $1.0 (2%) Operating Systems Software $0.4 (7%)

Expense Summary $ in billions *includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges Supplemental Materials B/(W) CurrencyAcq. *Base Expense Metrics 1Q16 Yr/Yr SG&A – Operating $5.9 (18%) 2 pts(2 pts)(18 pts) RD&E – Operating $1.4 (13%) 2 pts(5 pts)(10 pts) IP and Development Income ($0.2) 26% Other (Income)/Expense $0.2 N/M Interest Expense $0.1 (37%) Operating Expense & Other Income $7.5 (24%) 1 pts (3 pts) (22 pts)

Global Financing Portfolio 1Q16 – $25.4B Net External Receivables Investment Grade Non-Investment Grade 40% 30% 20% 10% 0% Aaa to A3 Baa1 to Baa3 Ba1 to Ba2 Ba3 to B1 B2 to B3 Caa1 to D Supplemental Materials 51% 49% 30% 24% 21% 15% 9% 1% Global Financing Metrics 1Q16 4Q151Q15 Identified Loss Rate 2.0% 1.8%1.9% Anticipated Loss Rate 0.6% 0.3%0.4% Reserve Coverage 2.6% 2.1%2.3% Client Days Delinquent Outstanding 4.2 3.84.2 Commercial A/R > 30 days $25M $15M$93M

Balance Sheet Summary $ in billions * Prior year reclassified for the adoption of the FASB guidance (Debt issuance cost and Deferred Tax classification) **includes eliminations of inter-company activity Supplemental Materials Mar 16 Dec 15Mar 15* Cash & Marketable Securities $14.9 $8.2$8.8 Non-GF Assets ** $72.3 $67.7$70.5 Global Financing Assets $31.7 $34.6$32.5 Total Assets $118.9 $110.5$111.8 Other Liabilities $58.2 $56.2$60.7 Non-GF Debt ** $18.8 $12.7$12.5 Global Financing Debt $26.8 $27.2$26.2 Total Debt $45.6 $39.9$38.7 Total Liabilities $103.8 $96.1$99.5 Equity $15.1 $14.4$12.3 Non-GF Debt / Capital 62% 54%59% Global Financing Leverage 7.3 7.37.0

Cash Flow Summary $ in billions Supplemental Materials B/(W) FY15 1Q16 Yr/Yr Net Cash from Operations $5.6 $2.0 $17.0 Less: Global Financing Receivables $2.4 $0.8 $0.2 Net Cash from Operations (excluding GF Receivables) $3.3 $1.3 $16.9 Net Capital Expenditures ($1.0) ($0.0) ($3.8) Free Cash Flow (excluding GF Receivables) $2.3 $1.2 $13.1 Acquisitions ($2.6) ($2.4) ($3.3) Divestitures $0.0 $0.0 ($0.4) Dividends ($1.2) ($0.2) ($4.9) Share Repurchases (Gross) ($0.9) $0.2 ($4.6) Non-GF Debt $5.9 $5.5 ($0.1) Other (includes GF A/R & GF Debt) $3.2 $2.0 $0.0 Change in Cash & Marketable Securities $6.7 $6.3 ($0.3)

Cash Flow (ASC 230) $ in billions Supplemental Materials 1Q16 1Q15 Net Income from Operations $2.0 $2.3 Depreciation / Amortization of Intangibles $1.0 $1.0 Stock-based Compensation $0.1 $0.1 Working Capital / Other $0.1 ($1.4) Global Financing A/R $2.4 $1.6 Net Cash provided by Operating Activities $5.6 $3.6 Capital Expenditures, net of payments & proceeds ($1.0) ($0.9) Divestitures, net of cash transferred $0.0 $0.0 Acquisitions, net of cash acquired ($2.6) ($0.1) Marketable Securities / Other Investments, net $1.5 $1.6 Net Cash used in Investing Activities ($2.0) $0.6 Debt, net of payments & proceeds $5.0 ($1.3) Dividends ($1.2) ($1.1) Common Stock Repurchases ($0.9) ($1.2) Common Stock Transactions - Other $0.1 $0.2 Net Cash used in Financing Activities $2.8 ($3.4) Effect of Exchange Rate changes on Cash $0.2 ($0.4) Net Change in Cash & Cash Equivalents $6.7 $0.3

Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures from continuing operations excluding the effects of certain acquisition-related charges, non-operating retirement-related costs and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For its earnings per share guidance, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. . Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share 2016 Expectations EPS Guidance IBM GAAP EPS at least $12.35 IBM Operating EPS (Non-GAAP) at least $13.50 Adjustments Acquisition Related Charges* $0.76 Non-Operating Retirement-Related Items $0.39 * Includes acquisitions through March 31, 2016 The above reconciles the Non-GAAP financial information contained in the “Full-Year 2016 Expectations“ and “Summary” discussions in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Revenue Growth-1Q 2016 1Q16 Yr/Yr GAAP @CC Americas (7%) (4%) Europe/ME/Africa (4%) (1%) Asia Pacific (1%) 1% U.S. (4%) (4%) Japan 5% 2% Growth Markets (11%) (3%) The above reconciles the Non-GAAP financial information contained in the “Geographic Revenue” discussions in the company’s earnings presentation. See Slide 26-27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Revenue Growth-1Q 2016 and 4Q 2015 1Q16 Yr/Yr 4Q15 Yr/Yr GAAP @CC GAAP @CC Strategic Imperatives 14% 17% 10% 16% Analytics 7% 9% Cloud 34% 36% Mobile 88% 93% Security 18% 20% Social (4%) (1%) The above reconciles the Non-GAAP financial information contained in the “Strategic Imperatives” discussions in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Revenue Growth-1Q 1Q16 Yr/Yr 2016 1Q16 Yr/Yr GAAP @CC GAAP @CC Cognitive Solutions (2%) Flat Tech Svcs & Cloud Platforms (2%) 2% Solutions Software 1% 3% Global Technology Services (1%) 2% Transaction Processing Software (8%) (5%) Infrastructure Services Flat 4% Strategic Imperatives 2% 4% Technical Support Services (5%) (1%) Cloud 32% 34% Integration Software (4%) (2%) Global Business Services (4%) (2%) Strategic Imperatives 41% 45% Consulting (6%) (4%) Cloud 46% 50% Global Processing Services (3%) (1%) Systems (22%) (21%) Application Management (3%) (1%) Systems Hardware (25%) (25%) Strategic Imperatives 19% 22% z Systems (43%) (42%) Cloud 54% 55% Power (14%) (14%) Storage (7%) (6%) Cognitive Solutions & Industry Svcs (3%) (1%) Operating Systems (9%) (7%) Strategic Imperatives (6%) (5%) Cloud 1% 2% Global Financing (11%) (6%) Total Software (3%) (1%) The above reconciles the Non-GAAP financial information contained in the “Segment Revenue & Gross Profit”, “Additional Revenue & Backlog Information ”, “Cognitive Solutions Segment”, “Global Business Services Segment”, “Technology Services & Cloud Platforms Segment” and “Systems Segment” discussions in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Revenue Growth – 1Q 2016, 4Q 2015 and 1Q 2015 1Q16 Yr/Yr 4Q15 Yr/Yr 1Q15 Yr/Yr GAAP @CC GAAP @CC GAAP @CC zSystems 118% 130% IBM (5%) (2%) (9%) (2%) IBM excluding mainframe cycle & acquisitions (4%) (1%) (10%) (3%) Total Software Annuity Flat 2% Total Software (11%) (6%) The above reconciles the Non-GAAP financial information contained in the “Overview”, “Key Financial Metrics” , and “Systems Segment” discussions in the company’s earnings presentation. See Slides 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Debt-to-Capital Ratio Mar 2016 Dec 2015 Mar 2015* Non-Global Financing Debt/Capital 62% 54% 59% IBM Consolidated Debt/Capital 75% 73% 76% * Prior year reclassified for the adoption of the FASB guidance (Debt issuance cost) “Balance Sheet The above reconciles the Non-GAAP financial information contained in the “Cash Flow and Balance Highlights” and Summary” discussions in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Free Cash Flow for the Last 12 Months 12 Months Ended Mar 2016 Net Cash from Operating Activities per GAAP: $19.0 Less: the change in Global Financing (GF) Receivables $0.9 Net Cash from Operating Activities (Excluding GF Receivables) $18.1 Capital Expenditures, Net ($3.8) Free Cash Flow (Excluding GF Receivables) $14.3 $ in billions The above reconciles the Non-GAAP financial information contained in the “Overview” and “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

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